UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 16, 2013

TOROTEL, INC.
(Exact name of registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation)	1-8125 (Commission File Number)	44-0610086 (I.R.S. Employer Identification No.)

620 North Lindenwood Drive
Olathe, KS 66062
(Address of principal executive office)(Zip Code)

(913) 747-6111
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 16, 2013, Torotel, Inc. ("Torotel") held its 2013 annual meeting of shareholders at its principal executive offices at 620 N. Lindenwood Drive, Olathe, Kansas 66062. Set forth below are the voting results for each of the matters submitted to a vote of the shareholders.

Proposal 1

Torotel's shareholders elected the following two directors to serve for three-year terms. The voting results are set forth below.

	For	Authority Withheld	Broker Non-Votes
Anthony H. Lewis	3,912,224	1,910	1,437,082
Stephen K. Swinson	3,912,224	1,910	1,437,082

Proposal 2

Torotel's shareholders ratified the appointment of RubinBrown LLP as Torotel's independent registered public accounting firm for the fiscal year ending April 30, 2014. The voting results are set forth below.

For	Against	Abstained	Broker Non-Votes
5,350,776	400	40	1,437,082

Proposal 3

Torotel's shareholders approved, by an advisory vote, the compensation paid to Torotel's named executive officers. The voting results are set forth below.

For	Against	Abstained	Broker Non-Votes
3,891,963	18,581	3,590	1,437,082

Proposal 4

Torotel's shareholders voted on the frequency for holding future advisory votes on executive compensation. The voting results are set forth below.

1 Year	2 Years	3 Years	Abstained	Broker Non-Votes
71,697	2,312,680	1,528,217	1,540	1,437,082

In light of the voting results with respect to the frequency of future advisory votes on executive compensation, Torotel's Board of Directors determined on September 16, 2013 that Torotel will hold an advisory vote on the compensation of its named executive officers every two years until the next required vote on the frequency of shareholder votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOROTEL, INC.

By:	/s/ H. James Serrone
H. James Serrone
Vice President of Finance and
Chief Financial Officer

Date: September 18, 2013